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Exhibit 10.3

                                            , 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re: Bank Street Telecom Funding Corp. Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the ‘‘Underwriting Agreement’’) between Bank Street Telecom Funding Corp., a Delaware corporation (the ‘‘Company’’), and Citigroup Global Markets Inc. (the ‘‘Underwriter’’) relating to an underwritten initial public offering (the ‘‘IPO’’) of the Company's units (the ‘‘Units’’), each comprised of one share of the Company's common stock, par value $0.0001 per share (the ‘‘Common Stock’’), and one warrant, each of which is exercisable for one share of Common Stock (each, a ‘‘Warrant’’).

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon BSTFC Management LLC as a stockholder of the company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BSTFC Management LLC hereby agrees with the Underwriter as follows:

BSTFC Management LLC represents and warrants that (i) the information furnished to the Company and the Underwriter is true and accurate in all respects (other than de minimis errors or omissions) and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, and (ii) the questionnaires furnished by BSTFC Management LLC to the Company and the Underwriter are true and accurate in all respects. BSTFC Management LLC further represents and warrants that:

(a) BSTFC Management LLC is not, and its control persons are not, subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practices relating to the offering of securities in any jurisdiction;

(b) BSTFC Management LLC has never, and its control persons have never, been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and

(c) BSTFC Management LLC has never, and its control persons have never, been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

BSTFC Management LLC acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

This letter agreement shall be binding on BSTFC Management LLC and its successors, heirs, personal representatives and assigns.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

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BSTFC Management LLC
By: Name: Title: Member

Accepted and agreed as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

________________________________
By:
Name:
Title: